UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2024

BIOXYTRAN, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-35027	26-2797630
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

75 Second Ave, Suite 605, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

617-454-1199

(Registrant’s telephone number, including area code)

617-494-1199

(Former Telephone Number, if Changed Since the Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of NDPD Pharma, Inc.

Overview

On October 25, 2024, the Company’s Board of Directors unanimously voted to acquire 100% of the issued and outstanding shares of Common Stock of NDPD Pharma, Inc. (“NDPD”). NDPD, of which the Company’s officers have beneficial ownership, assets consisting of:

1.	14,085,419 shares of Preferred Stock, valued at $0.543/share.
2.	License agreement for PLM limited to prescription drug(s) for the Covid-19 indication, within the scope of the business, with a perpetual royalty of 33⅓% from gross revenue.
3.	Patent (WO2022099052A1) for use of partially hydrolyzed guar gum (“PHGG”) in Covid-19 treatment.
4.	Patent (WO2023178228A1) for use of PHGG broad spectrum antiviral treatment.
5.	Manufacturing know-how in PHGG compounds for prescription based therapeutics.

Bioxytran is dedicated to the development of prescription-based therapeutic assets for human use. Consequently, all assets unrelated to prescription-based therapeutics will remain with the selling shareholders.

An independent Accredited Senior Appraiser (“ASA”) in Business Valuations valued assets #1 and #2. NDPD’s shareholders were offered a stock purchase agreement, allowing them to sell 100% of their Common Stock at the appraised value, to be paid by issuance of (i) 3,389,169 shares of Bioxytran Common Stock to non-affiliates, and (ii) 28,467,564 shares of Bioxytran Preferred Stock, to affiliates. The shares were valued using the Volume-Weighted Average Price (“VWAP”) of the Company’s Common shares as quoted on OTC Markets as of the last trading day prior to October 1, 2024, (the “Valuation Date”); the Preferred shares use the same price multiplied by 5, which is the conversion rate of the Preferred shares into Bioxytran Common shares. The offer was accepted by all NDPD shareholders. The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Rule 145 promulgated under the Securities Act.

NDPD was organized on October 5, 2017, as a Delaware corporation, with a taxing structure for U.S. federal and state income tax as a C-Corporation with 95,000,000 authorized shares of Common Stock with a par value of $0.0001, and 5,000,000 shares of Preferred Stock with a par value of $0.0001. At the time of the acquisition NDPD had 15,000,000 shares of Common Stock outstanding.

At the time of acquisition, NDPD held 14,085,410 shares of Bioxytran Preferred Stock with a fair market value of $7,660,000 and a book value of $4,007,572. These shares were subsequently canceled and returned to treasury. NDPD also held the patents for ProLectin-M (“PLM”), a compound based on PHGG.

WO2022099052A1	Polysaccharides for Use in Treating Sars-Cov-2 Infections
WO2023178228A1	Lectin-Binding Carbohydrates for Treating Viral Infections

The right of use, limited to the COVID-19 indication for prescription-based human therapeutics, of the patents were transferred to Bioxytran as per the License Agreement between Pharmalectin, Inc. and NDPD Pharma, Inc. dated May 2, 2021 (the “License Agreement”), wherein NDPD was to receive a 33⅓% royalty. The value of the License Agreement was appraised at $8,190,000. However, in-vitro studies and limited human trials have shown that PLM has a much broader application than initially anticipated, with promising results across multiple indications, including RSV, H1N1, EBV, shingles, and conjunctivitis, among others, suggesting the value of the patents could be significantly higher.

The board-certified Appraiser assured that the valuation engagement was performed in conformance in accordance with the ASA Business Valuation Standards of the American Society of Appraisers in conjunction with the Uniform Standards of Professional Appraisal Practice (USPAP) promulgated by the Appraisal Foundation and the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers.

The following table summarizes the fair market value of assets acquired and liabilities assumed as of the date of the valuation and subsequent purchase agreement:

October 1, 2024
License Agreement for 33⅓% of the value in a single indication (Covid-19)	$8,190,000
Stock in Bioxytran (14,085,410 Preferred shares)	7,660,000

Assets included in the acquisition, but outside of the scope of valuation:
Patent (WO2022099052A1) including free use of PHGG based compounds for therapeutical use in Covid-19: including, but not limited to Clinical Trials, Manufacturing and Distribution.	—
Patent (WO2023178228A1) including free use of PHGG based compounds for therapeutical use in 60+ viral infections: including, but not limited to Clinical Trials, Manufacturing and Distribution.	—
Manufacturing know-how in PHGG compounds for prescription based therapeutics.	—

Bank assets, Debt and Expenses Assumed	(10,282)
Official valuation	$15,848,987

Assets outside the scope of Bioxytran are separated and retained by the selling shareholders. As the license agreement only symbolizes 33⅓% of the Covid-19 patent value, it can be argued that the fair value of this patent would be at least $24.57 million, but also that the patent for 60+ viral infections would substantially exceed this value.

October 25, 2024
Consideration Paid
Common Stock – 3,389,169 shares @ $0.092	$289,774
Preferred Stock – 28,467,564 shares @ $0.428	12,169,884
Assumed value	$12,459,658

The Company applies ASC 805, “Business Combinations”. ASC 805 requires recognition of assets acquired, liabilities assumed, and non-controlling interest in the acquired entity at the acquisition date, measured at their fair values as of that date. This ASC also requires the fair value of acquired in-process research and development (“IPR&D”) to be recorded as intangibles with indefinite lives, contingent consideration to be recorded on the acquisition date, and restructuring and acquisition-related deal costs to be expensed as incurred. Any excess of the fair value of net assets acquired over purchase price and any subsequent changes in estimated contingencies are to be recorded in earnings. In addition, changes in valuation allowance related to acquired deferred tax assets and in acquired income tax position are to be recognized in earnings.

In an exception to the standard rule, as NDPD is considered a closely held entity considered the joint ownership by the Company’s officers ASC 805-50 is applied and all assets will have to be brought over at their carrying value which for the license and patents were $0. As for the shares they are eliminated against Additional Paid-In Capital (APIC) in the acquiring company.

Accounting wise the transaction value of the acquisition is result in the following transactions:

October 25, 2024
Issuance Common Stock – 3,389,169 shares @ $0.091 APIC	$289,774
Issuance Preferred Stock – 28,467,564 shares @ $0.427 APIC	12,169,884

Bank	(396)
Expenses	(1,828)
Assumed Loan to Affiliate	12,506

Subsidiary integration (APIC)	$(12,469,940)

Thus, due to ASC 805-50 the $12,469,940 that would normally present as an asset, is instead eliminated against equity.

Item 7.01 Regulation FD Disclosure.

On, or around, October 25, 2024, Ola Soderquist, Chief Financial Officer of Bioxytran, Inc. (the “Company”), will enter into a written trading plan (the “10b5-1 Plan”), in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading policy, to sell 500,000 shares of Common Stock. Under the 10b5-1 Plan, the shares will be sold, in one or more transactions, if the market price of the Common Stock reaches or exceeds certain minimum price thresholds specified in the 10b5-1 Plan. The 10b5-1 Plan is scheduled to terminate on December 31, 2025 (or sooner under certain circumstances including a sale of all 500,000 shares under the plan). The transactions executed in accordance with the 10b5-1 Plan will be disclosed publicly through one or more Form 4 filings with the Securities and Exchange Commission.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number		Description

10.60		License Agreement between Pharmalectin, Inc. and NDPD Pharma, Inc. dated May 2, 2021

10.85		Stock Sale and Purchase Agreement of NDPD Pharma, dated October 25, 2024

10.86		Extract from Valuation Report of NDPD Pharma, dated October 1, 2024

104	*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXYTRAN, INC.

	By:	/s/ David Platt, Ph.D.
David Platt, Ph.D., its Chief Executive Officer

Date April 3, 2025